Exhibit 10.3

REVOLVING NOTE

U.S. $10,000,000.00                                                                                                                                                June 10, 2003

FOR VALUE RECEIVED, the undersigned, ACCESS WORLDWIDE COMMUNICATIONS, INC., a Delaware corporation (“Parent”), ASH CREEK, INC., a Delaware corporation (“Ash”), AWWC NEW JERSEY HOLDINGS, INC., a Delaware corporation (“AWWC”), TELEMANGEMENT SERVICES, INC., a Delaware corporation (“Telemanagment”), TLM HOLDINGS CORPORATION, a Delaware corporation (“TLM”) (individually and collectively, the “Borrower”), hereby jointly and severally promise to pay to CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“Lender”), the unpaid principal amount of all Advances made by Lender to Borrower under the Revolving Facility, in lawful money of the United States of America in immediately available funds, with interest thereon, and all other Obligations related thereto under and pursuant to the Revolving Credit, Term Loan, and Security Agreement dated as of the date hereof between Borrower and Lender (as it may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), all at the times and in the manner set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

1. Interest and Payments.

(a) Borrower promises to pay interest on the outstanding principal amount of Advances under the Revolving Facility and this Revolving Note from the date of any Advance pursuant to and as required by the Loan Agreement.

(b) Payments of interest and other Obligations shall be made, when due, in accordance with the provisions of the Loan Agreement. Any payments of interest and/or principal or other amounts under this Revolving Note not paid automatically through Advances under the Revolving Facility as provided in the Loan Agreement shall be paid only by wire transfer on the date when due, without deduction, offset or counterclaim, in U.S. dollars in immediately available funds as required in the Loan Agreement. Notwithstanding and without limiting or being limited by any other provision of this Revolving Note or any other Loan Document, any payments or prepayments received under this Revolving Note shall be credited and applied in such manner and order as described in the Loan Agreement.

2. Maturity. Unless earlier due and payable in accordance with the Loan Agreement or accelerated under the Loan Documents, this Revolving Note and the Revolving Facility and all Advances shall mature, and the amounts outstanding hereunder and all other Obligations under the Loan Documents relating to the Revolving Facility and Advances, shall become due and payable in full on the Maturity Date.

3. Fees and Default Rate. The late fee, if any, and default rates set forth in the Loan Agreement shall apply to this Revolving Note.

4. Loan Agreement. This Revolving Note is referred to in, made pursuant to, and entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, (i) provides for the making of Advances under the Revolving Facility and this Revolving Note by Lender to Borrower in the aggregate maximum dollar amount first mentioned above, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified, and (iii) contains provisions defining an Event of

Default and the rights and remedies of the parties thereto. This Revolving Note is a secured note, entitled to the benefits of and security interests granted in, among other things, the Loan Agreement and the other Loan Documents.

5. Prepayments. This Revolving Note may be prepaid in whole or in part only as permitted in the Loan Agreement and shall be prepaid in whole, in each case as provided or required in the Loan Agreement and upon payment of all fees and other Obligations set forth therein. No payment or prepayment of any amount shall entitle any Person to be subrogated to the rights of Lender hereunder or under the Loan Documents unless and until the Obligations have been performed in full and irrevocably paid in full in cash and the Loan Agreement has been terminated.

6. Payments Due on a Day other than a Business Day. If any payment to be made on or under this Revolving Note is stated to be due or becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

7. Waivers. Each Borrower hereby agrees that the provisions of the Loan Agreement relating to waivers and rights and remedies shall apply to this Revolving Note.

8. Lawful Limits. This Revolving Note is expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid by Borrower for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, any interest or any other charges of any kind received which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied in accordance with the Loan Agreement. The terms and provisions of this Section 8 shall control to the extent any other provision of this Revolving Note or any Loan Document is inconsistent herewith.

9. Governing Law. This Revolving Note shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of laws provisions.

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Signature Page To Revolving Note

This Revolving Note is executed as of the date first written above.

ACCESS WORLDWIDE COMMUNICATIONS, INC., a Delaware corporation

By:
Name: Title:

ASH CREEK, INC., a Delaware corporation

By:
Name: Title:

AWWC NEW JERSEY HOLDINGS, INC., a Delaware corporation

By:
Name: Title:

TELEMANAGEMENT SERVICES, INC., a Delaware corporation

By:
Name: Title:

TLM HOLDINGS CORPORATION, a Delaware corporation

By:
Name: Title: